UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

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For Immediate Release Citigroup Inc. (NYSE: C) March 30, 2020

CITI 2020 ANNUAL STOCKHOLDERS’ MEETING

NEW YORK – Due to the escalating nature of the coronavirus pandemic and in light of recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Citigroup Inc., to be held on April 21, 2020, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time), has been changed to a virtual meeting format only, instead of holding an in-person meeting in Houston, Texas.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING:

As described in the proxy materials for the Annual Meeting, stockholders of record as of February 24, 2020, the record date, are entitled to participate in the Annual Meeting. To attend and participate in the Virtual Annual Meeting, stockholders of record will need to visit www.virtualshareholdermeeting.com/CITI2020 and use their 16-digit Control Number provided in the Notice to log in to this website.

Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one stockholder per 16-digit Control Number can access the Meeting. Those without a Control Number may attend as guests of the Meeting, but they will not have the option to vote their shares or participate during the Virtual Meeting. We would encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time.

Further instructions on how to attend, participate in and vote at the Virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/CITI2020.

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Citi

Citi, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

Additional information may be found at www.citigroup.com | Twitter: @Citi | YouTube: www.youtube.com/citi | Blog: http://blog.citigroup.com | Facebook: www.facebook.com/citi | LinkedIn: www.linkedin.com/company/citi

Contacts

Media:	Cesar Garcia	(212) 816-9298
Investors:	Elizabeth Lynn	(212) 559-2718
Fixed Income Investors:	Thomas Rogers	(212) 559-5091